EXHIBIT 21

               JOHNSON WORLDWIDE ASSOCIATES, INC. AND SUBSIDIARIES

          The following lists the principal direct and indirect subsidiaries of Johnson Worldwide Associates, Inc. as of October 2, 1998. Inactive subsidiaries are not presented.

                                                              Jurisdiction in
Name of Subsidiary (1)(2)                                     which Incorporated
-------------------------                                     ------------------
Johnson Worldwide Associates Australia Pty. Ltd.              Australia
Johnson Worldwide Associates Canada Inc.                      Canada
         Plastiques L.P.A. Limitee                            Canada
Mitchell Sports, S.A.                                         France
Old Town Canoe Company                                        Delaware
         Leisure Life Limited                                 Michigan
Scubapro Sweden AB                                            Sweden
Under Sea Industries, Inc.                                    Delaware
    JWA Holding B.V.                                          Netherlands
         Johnson Beteiligungsgesellschaft GmbH                Germany
              Jack Wolfskin Ausrustung fur Draussen GmbH      Germany
              Johnson Outdoors V GmbH                         Germany
              Scubapro Taucherauser GmbH                      Germany
              Uwatec AG                                       Switzerland
                    Uwatec Instruments Deutschland            Germany
                    Uwatec USA, Inc.                          Maine
                    Uwatec Espana, S.A.                       Spain
                    Uwatec U.K., Ltd.                         United Kingdom
                    Uwatec Asia, Ltd. (3)                     Hong Kong
                    Uwatec Batam                              Indonesia
                    Uwaplast AG                               Switzerland
              Scubapro Asia, Ltd.                             Japan
         Scubapro Espana, S.A.(4)                             Spain
         Scubapro Eu AG                                       Switzerland
         Scubapro Europe Benelux, S.A.                        Belgium
                  JWA France                                  France
                           Scuba/Uwatec AG                    France
         Scubapro Europe S.r.l.                               Italy
                  Scubapro Italy S.r.l.                       Italy
         Scubapro Norge AS                                    Norway
         Scubapro Taucherausrustungen Gesellschaft GmbH       Austria
         Scubapro (UK) Ltd.(5)                                United Kingdom

-------------------
(1) Unless otherwise indicated in brackets, each company does business only under its legal name.
(2) Unless otherwise indicated by footnote, each company is a wholly-owned subsidiary of Johnson Worldwide
      Associates, Inc. (through direct or indirect ownership).
(3)   Percentage of stock owned is 60%.
(4)   Percentage of stock owned is 98%.
(5)   Percentage of stock owned is 99%.